Exhibit 3.4

                        CONFIDENTIAL DISCLOSURE STATEMENT

                        PRECISION PLASTICS MOLDING, INC.

                        1,000 Shares of Ten Percent (10%)
                Convertible Preferred Stock at $1,000 per Share
                            Total Offering $1,000,000
                        Minimum Purchase: Ten (10) Shares

     Precision Plastics Molding, Inc. is a Nevada corporation (the "Company"), with operations in the Phoenix, Arizona area, engaged in the plastic injection molding industry. It is a subsidiary of Diamond Equities, Inc., a publicly traded company on the NASDAQ-OTC Bulletin Board (Symbol: DDEQ). The intent of Diamond Equities Inc. and the Company is to build upon the business of two companies which have been recently acquired, and "rollup" other companies into a larger entity, which will "go public", on its own, at a future date. The Company is offering to Accredited Investors only, up to 1,000 shares of Class A Convertible Preferred Stock (par value $1,000) of the Company (the "Preferred Stock" or "Shares").

     The Preferred Stock carries a ten percent (10%) annual dividend to be paid quarterly. The dividend is cumulative and may be paid in cash or in common stock at the option of the Investor. The Preferred Stock Shares are convertible, at the option of the Investor, to Units comprised of common stock and warrants to buy common stock of the Company at the rate of four hundred (400) common shares and warrants to buy 200 Shares ("Warrants") for one (I) Share of Preferred Stock. The Warrants will be exercisable at $4.50 per common share after the Company's first public offering. The Preferred Stock is callable by the Company at its option under certain conditions. (See "DESCRIPTION OF SECURITIES").

     A Business Plan, added August 1998, has been developed by the Company ("Business Plan") which indicates the need to raise additional capital to expand its business. Presently the Company is offering equity ownership in the Company through this Disclosure Statement and related documents in order to obtain capital necessary to enable the Company to take immediate steps required to pursue the strategies presented in the Business Plan. (See "DESCRIPTION OF BUSINESS" and the Business Plan which accompanies this Disclosure Statement.)

     These securities are offered to "Accredited Investor(s)" only, as that term is defined in Rule S01(a) of Regulation D of the Securities Act of 1933, as amended (the "Act"), pursuant to the non-public offering exemptions from registration provided by sections 4(2) and 4(6) of the Act. (See "PLAN OF DISTRIBUTION - Suitability Standards.")

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND 'THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                                                PROCEEDS TO THE
                                 PRICE         COMMISSIONS          COMPANY
                                 -----         -----------          -------
PER SHARE                      $    1,000        $    80            $    920
1,000.000 Shares (maximum)     $1,000,000        $80,000            $920,000

          The date of this Disclosure Statement is September 29, 1998.

THIS DISCLOSURE STATEMENT INCORPORATES BY REFERENCE THE BUSINESS PLAN OF THE COMPANY WHICH IS ATTACHED HERETO AS EXHIBIT "A" AND IS NOT COMPLETE WITHOUT REFERENCE THERETO. See CROSS REFERENCE SCHEDULE.

                             STATE LAW RESTRICTIONS

     THIS CONFIDENTIAL DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES IN ANY STATE OR JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION W SUCH STATE OR JURISDICTION.

     THIS OFFERING IS SUBJECT TO A NUMBER OF STATE RESTRICTIONS AND DISCLOSURES FOR OFFERINGS OF UNREGISTERED SECURITIES. SUCH DISCLOSURES ARE PROVIDED UNDER STATE RESTRICTIONS AND DISCLOSURES FOR OFFERINGS OF UNREGISTERED SECURITIES OFFERINGS.

                               TABLE OF CONTENTS

Cross Reference Schedule .................................................   iii
Summary ..................................................................     1
Use of Proceeds ..........................................................     1
Business of the Company ..................................................     2
Description of Business Plan .............................................     3
Summary Financial Information.............................................     4
Management Discussion and Analysis .......................................     4
Description of Securities.................................................     6
Risk Factors..............................................................     7
Management................................................................    11
Certain Relationships and Related Transactions ...........................    13
Security Ownership of Certain Beneficial Owners and Management............    13
Plan of Distribution......................................................    14
Legal Proceedings.........................................................    16
Legal Representation......................................................    16
Financial Statements......................................................    17
Projections...............................................................    17
Reports to Shareholders...................................................    17
Supplemental Literature...................................................    17
Additional Information ...................................................    17
State Restrictions and Disclosures for Unregistered Securities Offerings .    18
Exhibit A. - Form of Certificate of Designation, Rights and Preferences ..   A-1
Subscription Agreement ...................................................   B-1
Financial Statements ..................................................... F1-11

                              CROSS-REFERENCE INDEX
                     (DISCLOSURE STATEMENT / BUSINESS PLAN)

     The following table indicates the location of certain types of information being disclosed in the Disclosure Statement and accompanying Business Plan.

Subject:                                        Refer to:
--------                                        ---------

Date of Offering; Name of Company,
Title and Amount of Securities .............. DISCLOSURE STATEMENT
                                              Cover Page; Summary

Reports to Security Holders ................. DISCLOSURE STATEMENT
                                              "Additional Information"
                                              "Reports to `Shareholders"

Address and Telephone Number ................ DISCLOSURE STATEMENT -
                                              "Summary"

Legal Representation......................... DISCLOSURE STATEMENT

Risk Factors ................................ DISCLOSURE STATEMENT
                                              "Risk Factors"

Use of Proceeds ............................. DISCLOSURE STATEMENT
                                              "Use of Proceeds"

Determination of Offering Price ............. DISCLOSURE STATEMENT -
                                              "Risk Factors"

Dilution .................................... DISCLOSURE STATEMENT -
                                              "Risk Factors"

Legal Proceedings ........................... DISCLOSURE STATEMENT -

Business .................................... DISCLOSURE STATEMENT BUSINESS PLAN
                                              "Description of Business"

Directors and Officers ...................... DISCLOSURE STATEMENT
                                              "Management"

Security Ownership of Certain
Beneficial Owners and Management ............ DISCLOSURE STATEMENT
                                              "Certain Transactions"
                                              BUSINESS PLAN

Description of the Securities ............... DISCLOSURE STATEMENT
                                              "Description of Securities"

                                     SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Disclosure Document and in the Business Plan.

     THE COMPANY. Precision Plastics Molding, Inc. (the "Company") is a Nevada corporation and through the recent acquisition of two companies, has been engaged in the business of custom plastic injection molding. The Company currently generates revenues from manufacturing custom plastic products and parts for other companies. The Company plans to make additional acquisitions.

     The Company is a majority owned subsidiary of Diamond Equities, Inc., a company formed under the laws of Nevada. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".)

     The principal executive offices of the Company are located at 2010 E. University Drive, Suite 3, Tempe, Arizona 85281. The telephone number of the Company at such address is (602) 921-2760. The location of the operations of the Company is at 216 S. Alma School Road, Mesa, Arizona 85210.

     See "BUSINESS OF THE COMPANY" and "RISK FACTORS" for a discussion of certain factors that should be considered in evaluating the Company and its business.

THE OFFERING

Offering Amount ............................................. Up to $1,000,000
Securities Offered .......................................... Up to 1,000 Shares
                                                              of Preferred Stock
                                                              (maximum)
Price per Share ............................................. $1,000
Minimum Purchase ............................................ Ten (10) Shares

   SHARES OUTSTANDING
Preferred Stock Outstanding Prior to Offering ............... none
Preferred Stock Outstanding After this Offering ............. Up to 1,000
Common Stock Outstanding Prior to Offering .................. 1,000,000
Common Stock to Be Outstanding After this Offering .......... 1,000,000
Common Stock to Be Outstanding After 1,000 Shares of the
Preferred Stock are converted ............................... 1,400,000

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the maximum number of Shares offered hereby are estimated to be approximately $920,000. The Company proposes to use such net proceeds to make $200,000 in payments due under the Accurate Thermoplastics, Inc., Asset Purchase Agreement; reduce overhead costs through the payoff of certain equipment leases for the repair / improvement of existing equipment so as to have the ability to increase sales, to apply toward costs of business acquisitions and for working capital. Actual expenditures may vary from the Company's present plans, depending upon economic conditions and other factors.

                             BUSINESS OF THE COMPANY

     HISTORY. The Company was incorporated in the State of Nevada an November 25, 1997 as Precision Plastics Molding, Inc. (the "Company"). Through the acquisition of two companies, it has been engaged in the business of custom plastic injection molding. The Company currently generates revenues from manufacturing custom plastic products and parts for other companies and plans to make additi3na( acquisitions. The Company is a majority owned subsidiary of Diamond Equities, Inc., a publicly traded company.

     Diamond Equities, Inc. (the "Parent") was incorporated in the State ofNevada on July 24,1987, under the name of KTA Corporation. On September 25, 1989, the Parent changed its name to United Payphone Services, Inc. Up and until 11/19/96, the Parent was in the business of operating, servicing and maintaining a system of privately-owned public pay telephones. In November of 1997, the Parent sold substantially all of its assets in the payphone business to a company not affiliated with the Parent. On June 2, 1997, the Parent changed its name to Diamond Equities, Inc.

     The Parent is a publicly traded company on the NASDAQ OTC Bulletin Board under the symbol DDEQ. The majority shareholder of the Parent is Oak Holdings Limited which currently owns approximately 53.6% of the outstanding Shares of the common stock of the Parent. Additional information regarding the Parent is available on its Form 10-KSB Annual Report as filed with the U.S. Securities and Exchange Commission ("SEC"), copies of which are available from the Public Reference section at the SEC office in Washington, DC or upon request to the Parent.

     BUSINESS AND INDUSTRY. See the Business Plan for a full discussion of the business of the Company and the plastic injection molding industry it has entered.

     CUSTOMER SELECTION. The Company is focusing its efforts on accounts with large production runs, rather than small. The large production runs are much more economically feasible due to costs associated with setting up a machine to run the production. The Company will also target large and/or national accounts. These larger accounts have the financial ability to pay for large production runs on time.

     SERVICE AND MAINTENANCE/ EMPLOYEES. The Company currently employs two tool makers. Tool makers make and/or repair the molds that make the plastic parts. Three shift supervisors are currently employed by the Company. Shift supervisors oversee the operators of the machines and also set up the machines for operations as well as routine maintenance. There are approximately twenty five machine operators. The Company employs four quality assurance inspectors. Their job is to weigh, measure and/or inspect parts being manufactured to ensure quality standards that are set up by the customers. The Company employs one person who is in charge of shipping and receiving, warehouse and material handling. The Company employs three office and clerical personnel.

     EQUIPMENT. The Company owns or leases a total of eleven ( I 1) injection molding machines, six (6) of which were manufactured in the early 1990's by Mitsubishi. There is also one 1996 Cincinnati Milacron; one late 1980's Nessi, two late 1980's Kawaguchis, and one late 1970's Arrburgh.

     The Company also has various pieces of auxiliary equipment such as dryers and loaders which are used to dry and load plastic resin into the machinery.

     The tool room equipment consists of grinders, lathes, EDM's and CNC machinery.

     PATENTS AND TRADEMARKS. The Company does not own any patents or trademark rights.

     DESCRIPTION OF PROPERTY. The Company currently leases office and warehouse space at 216 S. Alma School Rd in Mesa, Arizona.

     Size:      15,000 square feet of office and warehouse space
     Rent:      $6,750 PER MONTH
     Term:      Lease expires July 31, 1999

     MARKET INFORMATION. Currently, there is no market for either the Preferred or the Common Stock of the Company.

                          DESCRIPTION OF BUSINESS PLAN

     The Business Plan accompanying this Disclosure Statement was prepared in its entirety by Management of the Company. The Business Plan encompasses and describes the Company's growth and development plans in terms of

    (a)   its business strategy
    (b)   a market and industry analysis
    (c)   its acquisition plans and procedure
    (d)   its physical facilities and equipment
    (e)   its employees and management
    (f)   its marketing plan
    (g) various historic and pro forma financial information regarding operations of the Company.

     Material portions of the Business Plan are cross referenced with this Disclosure Statement as shown on page iii hereof. It is important to note that the Business Plan has been prepared prospectively with projected financial schedules, i.e., it assumes that certain operations will be fully and successfully developed and profitably operated, certain personnel will be employed, certain agreements will be reached with other business entities and individuals, financing will be available, sales will be made, and many other assumptions are made. Potential investors must realize that there is no assurance that the statements and projections in the Business Plan are totally accurate, complete, or that the plans represented therein will actually be carried out or changed. The Business Plan represents the views and objectives of the Management of the Company and is dependent not only on obtaining financing from the proceeds of this Offering and other financing but also upon the marketing success of the Company, none of which can be assured.(See "RISK FACTORS".)

     The sections in the Business Plan entitled "Additional Capital Stock Issuance" should be disregarded. The discussion of Preferred Stock that was to be to issued has been replaced in its entirety by this Disclosure Statement. The present financing plan of the Company is outlined under "MANAGEMENT DISCUSSION AND ANALYSIS - Future Financing".

     NO PERSON SHOULD SUBSCRIBE TO THE SHARES HEREBY BASED ONLY ON THE REVIEW OF THE DISCLOSURE STATEMENT OR ONLY THE BUSINESS PLAN. OFFER ARE MADE PURSUANT ONLY TO THIS DISCLOSURE STATEMENT WHICH INCORPORATES THE BUSINESS PLAN AND OTHER EXHIBITS.

               (Remainder of this page intentionally left blank.)

                          SUMMARY FINANCIAL INFORMATION
                                  BALANCE SHEET
                                  JULY 31,1998
                                  (UN-AUDITED)

                                     Assets

Current Assets

  Cash ....................................................           $   55,000
  Accounts Receivable .....................................              354,626
  Prepaid Expenses ........................................                3,066
  Inventory ...............................................              105,400

Total Current Assets ......................................              518,092

Property & Equipment ......................................              629,900

Goodwill ..................................................               42,894

 Total Assets .............................................           $1,190,886
                                                                      ----------

                       Liabilities & Stockholders' Equity

Current Liabilities
  Accounts Payable ........................................           $  175,000

Total Current Liabilities .................................              175,000

Long Term Debt
  Lease Obligations .......................................              223,396
  Notes Payable ...........................................              160,000

Total Liabilities .........................................              558,396

Common Stock ..............................................              625,000
Retained Earnings .........................................                7,490

Total Equity ..............................................              632,490

Total Liabilities & Stockholders' Equity ..................           $1,190,886
                                                                      ----------

                       MANAGEMENT DISCUSSION AND ANALYSIS

     Liquidity and Capital Resources. The newly formed Company has shown a small profit of $12,634 for the approximately two (2) months its has been actually in production, with the assets acquired from Premier Plastics Corporation and Accurate Thermoplastics, Inc.. Actual cash to Premier Plastics Corporation and $375,000 to Accurate Thermoplastics, Inc. This money was received from Diamond Equities, Inc. along with $100,000 working capital in exchange for 2,600,000 Shares of the common stock of the Company.

     Diamond Equities, Inc. currently owns 834,000 Shares or 83.4% of the 1,000,000 outstanding Shares of common stock. Diamond is, therefore, considered to be the majority shareholder and parent of the Company. Diamond distributed funds to the Company in order to acquire assets and for working capital. However, management does not believe that the parent, Diamond Equities, Inc., will continue to finance the growth or operations of the Company.

     The Company currently has 11 injection molding machines located in Mesa, Arizona. The Company is able to purchase used injection molding equipment from various sources and update the controls and auxiliary equipment for a lower cost than purchasing new molding equipment.

     Management of the Company is not aware of any trends in the industry or business of the Company which could be reasonably likely to have a material impact on the Company's short term or long term liquidity. However, current economic conditions in the Far East, especially Japan, and the positioning of the dollar over the yen, has greatly increased the buying power of manufacturing companies in the United States, like Precision. An investment in new Japanese-made manufacturing equipment, which is superior to that of the United States, will be less expensive than that of the U.S. counterpart.

     RESULTS OF OPERATIONS. Management believes that the gross revenues of the Company will be higher than that of the combined revenues of the two companies that were purchased.

     Management believes that the costs of sales will go up slightly or remain the same as the combined costs from the previous two companies sates.

     There are some seasonal aspects of one certain customer of the Company. However, this should have little effect on the Company. The sales of this customer increase throughout the summer months.

     PLAN OF OPERATION. The Company's goal for 1999 is to aggressively seek better and more profitable customers for the Company's plastic injection molding business. The Company is currently operating at 60% of capacity and could add 40% more sales at its current facility without adding additional equipment. Ultimately, the Company's goal is to construct a stateof-the-art modern facility with newer, and possibly all-electric injection molding machines. This type of equipment would greatly reduce maintenance costs in the future.

     FUTURE FINANCINGS AND CHANGES IN CORPORATE STRUCTURE. Management has determined that the number of Shares issued by the Company is too large. Accordingly, a one (1) for three (3) reverse split of common stock has been made. The result is that the number of Shares of common stock outstanding (only) was reduced from 3,000,000 Shares to 1,000,000. This will have no affect on the Preferred Stock, Common Stock and Warrants discussed herein.

     The Company intends to undertake a "Bridge Capital" financing by December 31, 1998, in the form of a private offering of Common Stock for up to 1,000,000 Shares at the price of $3.00 per Share. The funds raised will be used to finance additional acquisitions and moving them to the Company's present facility.

     In January, 1999, or sooner, the Company intends to file with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 and complete a public offering of common stock in the approximate amount of $7,000,000, at $6.00 per Share. The registration will also include common stock underlying the conversion of Preferred Stock and the exercise of Warrants. (See "DESCRIPTION OF SECURITIES".)

     The funds raised will be used to continue the acquisition plan, acquire a new facility, finance a marketing program or for working capita(. The proceeds could also be used to redeem outstanding Preferred Stock.

     CONTINUED OPERATIONS. There is no agreement between the Company and the parent or any other entity to provide future funding.

     There is no assurance that the Company will able to raise the capital as discussed above, nor that if such offerings are made, that they will be within the time frame presently anticipated by the Company.

                            DESCRIPTION OF SECURITIES

     The Company is offering a maximum of 1,000 Shares of Class A 10% Convertible Preferred Stock. Each Share provides the opportunity to receive common stock and warrants to buy additional common stock.

     SERIES A PREFERRED STOCK. The Company's Articles of Incorporation, as amended, authorize the issuance of up to 10,000,000 Shares of preferred stock. The Board of Directors has the authority, without stockholder approval, to issue the Shares of PREFERRED STOCK IN ONE OR MORE SERIES FROM TIME TO TIME, AND TO FIX THE designations, relative rights, priorities, preferences, qualifications, limitations, and restrictions thereof.

     The Board of Directors has created a series of Preferred Stock consisting of that number of Shares of Series A Preferred Stock which are being offered hereby and the number of Shares of Series A Preferred Stock The Series A Preferred Stock will have the relative rights, priorities, preferences, qualifications, limitations and restrictions as summarized below.

     DIVIDENDS. The Series A Preferred Stock will pay dividends quarterly at the rate of ten percent (10%) per annum.

     SINKING FUND. The Company intends to establish a sinking fund in a separate bank account sufficient to provide the Preferred Stock dividends. The funds deposited in the Sinking Fund will be obtained through the savings the Company will make by terminating certain leases.

     CONVERSION RIGHTS. Each Share of Series A Preferred Stock may be converted by the holder prior to redemption into Units consisting of 400 Shares of Common Stock and 200 Warrants to buy common stock at $4.50 per Share. The initial conversion ratio will be adjusted if the Company changes its capitalization, such as by stock dividend, reclassification or merger.

     CALL PROVISIONS. Beginning 18 months after closing this Offering, the Company may redeem all or part of the outstanding Series A Preferred Stock by paying $1,150 per share. The holders of the Series A Preferred Stock will have 30 days notice of any redemption in which to exercise their conversion rights, if such rights are available at the time.

     LIQUIDATION PREFERENCE. Each share of Series A Preferred Stock is entitled to payment of $1,000 upon liquidation of the Company after payment of all other obligations of the Company and before distribution to any holder of Common Stock. If the assets of the Company are insufficient to permit payment to the holders of the Series A Preferred Stock of their full preferential amounts, then such assets shall be distributed ratably among the outstanding Class Preferred Stockholders. Subject to such preferential rights, the holders of the Common Stock shall receive ratably, all remaining assets of the Company.

     REGISTRATION RIGHTS. If the Company registers its Common Stock, the holders of the Common Stock issued upon conversion of the Series A Preferred Stock and the Common Stock issued upon conversion and upon exercise of the Warrants will have the right to register such Common Stock at the Company's expense and on a pro rata basis, subject to approval by state regulatory agencies and the underwriter of such offering.

     VOTING. The Series A Preferred Stock is nonvoting as to the election of directors and other matters upon which holders of Common Stock are entitled to vote.

     ANTI-DILUTION PROVISIONS. Preferred Stock Certificate of Designation, Rights and Preferences contains standard nondilution provisions in the event of corporate structural changes.

    WARRANTS. Each Warrant will entitle the holder to purchase one share of Common Stock for the price of $4.50 per share if the Warrant is exercised within the time period beginning 180 days after the date of closing of its public offering, if made. If the Warrant is exercised thereafter but before 5 years from the date of closing this Offering, the price will be $5.75 per Share. The exercise price shall be payable in cash. The exercise price will be adjusted according to anti-dilution provisions of the Warrants, such as for stock splits, reclassifications and mergers.

     COMMON STOCK. The Company is authorized to issue 50,000,000 Shares of Common Stock, par value $.001 per Share. As of the date of this Offering, following a one (1) for three (3) reverse stock split, the Company had outstanding 3,000,000 Shares of Common Stock. All Common Shares are equal to each other with respect to voting and dividend rights, and equal to each other with respect to liquidations rights. Special meetings of the Shareholders may be called by the officers, directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of Common Shares are entitled to one vote at any meeting of the Shareholders for each Common Share they own as of the record DATE FIXED BY the Board of Directors. At any meeting of Shareholders, a majority of the outstanding Common Shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to the Articles of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of Shares. It should be noted that the Bylaws may be amended by the Board ofDirectors without notice to the Shareholders. The Shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than fifty percent will not be able to elect directors.

     TRANSFER AGENT. The transfer agent for the Company is Signature Stock Transfer, Inc., Office In The Park, 14675 Midway Road, Suite 221, Dallas, Texas 75244.

                                  RISK FACTORS

     The purchase of the securities being offered involves a high degree of risk. Prior to investing in the Preferred Stock, a prospective investor should consider carefully the following risks and speculative factors and how they may affect the business of the Company:

FACTORS RELATED TO THE COMPANY AND ITS BUSINESS

     NEWLY FORMED COMPANY. The Company was formed in November of 1997 and had no business until June of 1998. When it began its acquisition program and bought the assets of two (2) Phoenix, Arizona area custom plastic injection molding companies.

     LIMITED  OPERATIONS.  The Company has  experienced a small profit after two
(2) months of production. There is no assurance that the Company will continue to be profitable in the future. (See "FINANCIAL STATEMENTS" and "MANAGEMENTS DISCUSSION AND ANALYSIS".)

     DIVIDEND POLICY. Dividends on the Preferred Stock are to be paid at the rate of 10% per annum of the par value of $1,000 per share, and are to be paid quarterly. A sinking fund has been or will be established to assure payments of Preferred Stock dividends when they come due. (See "DESCRIPTION OF SECURITIES".)

     RETENTION OF CONTROL BY DIAMOND EQUITIES, INC. Upon completion of the Offering, Diamond Equities, Inc. ("Diamond") will control approximately 83.4% of the outstanding Common Stock. Accordingly, Diamond will continue to be in a position to control the Company and the provisions of the Company's Articles of Incorporation make it unlikely that minority stockholders will be able to meaningfully participate in the governance of the Company. (See "CERTAIN

RELATIONSHIPS  AND  RELATED   TRANSACTIONS,"   "SECURITY  OWNERSHIP  OF  CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT" and "DESCRIPTION OF SECURITIES.")

     LIMITED FINANCING. Assuming that all Shares hereby offered are sold. of which there is no assurance, the money raised by the Offering may not be sufficient for the continued growth of the Company. There is no assurance that additional investment or financing will be available in the future or, if available, will be at terms favorable to the Company. In the event that less the maximum Shares are sold, the Company will have substantially less funds available to complete its plans. and may have to seek loans or other financing for the balance of the funding plan, which may or may not. be available. Investors will be at much greater risk in event of unsuccessful operations. (See "BUSINESS OF THE COMPANY" and "USE OF PROCEEDS.")

     GENERAL ECONOMIC AND OTHER CONDITIONS. The Company's business may be adversely affected from time to time by matters that may be outside the control of the Company and/or its Officers and Directors, such as changes in the price of new materials and equipment, general economic conditions, tax law or policy changes by local and international governments among other things.

     FACTORS RELATED TO THE PREFERRED STOCK

     TAX CONSEQUENCES. Under certain circumstances, tax consequences or ownership of Shares if the Company could adversely affect a shareholder. Therefore, prior to purchasing Shares in their Company, every investor should consult with his or her independent tax advisor regarding the tax consequences or the purchase and holding of an interest in the Company.

     NATURE OF INVESTMENT. Due to the speculative nature of the Company's business, it is possible that the investment in the Shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should therefore be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement. (See "DESCRIPTION OF SECURITIES".)

     FACTORS RELATED TO THE COMPANY'S COMMON STOCK

     DILUTION. The Company may sell and issue additional Shares to finance its future capital and operations requirements. Any such issuance will reduce the present percent of ownership of previous investors and may result in additional dilution to investors purchasing Shares from this Offering.

     DIVIDEND POLICY. The Company does not have a policy of paying dividends on its Common Stock and it is currently anticipated that no such dividends will be paid. Any future decision to pay cash dividends will be made on the basis of earnings, alternative needs for funds and other conditions existing at the time.

     UNISSUED SHARES OF COMMON STOCK. The Company is authorized to issue 50,000,000 Shares of Common Stock, 3,000,000 of which are currently outstanding. The Board of Directors is authorized to issue the unissued Shares without shareholder approval. The issuance of some or all of the unissued Shares would dilute the percentage ownership of the current shareholders and could have a negative impact upon the market price of the Common Stock. (See "DESCRIPTION OF SECURITIES".)

     CONTINUED CONTROL BY EXISTING SHAREHOLDERS. Any prospective investor must understand that following the issuance of the Company's Shares he or she will have very limited rights to effect the day to day operational decisions of the Company before they subscribe to become a shareholder of the Company. Shareholders must rely on the expertise and knowledge of the Officers and Directors together with any consultants they may appoint to manage and plan the operations of the Company.

     COMPETITION. The Company intends to compete with a number of entities which are larger, have greater resources and more extensive operating histories than the Company. Operating losses may result from this competition which may have a materially adverse effect on the Company. The Arizona market in which the Company operates is very competitive. The Company competes with The Tech Group, Intisys, Saranda Corporation and other molding companies. Many of these competitors have substantially greater resources than the Company. (See "BUSINESS OF THE COMPANY" and the Business Plan.)

     THE FOLLOWING RISK FACTORS APPLY ONLY IN THE EVENT THE COMPANY COMPLETES ITS INTENDED INITIAL PUBLIC OFFERING, AND A TRADING MARKET EXISTS FOR THE COMMON STOCK OF THE COMPANY.

     MARKET OVERHANG. The Company currently has approximately 1,000,000 Shares of its Common Stock which may not been registered with the Securities and Exchange Commission or any state securities agency and which are currently restricted pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding restricted securities for two (2) years from the date the securities were bought from the issuer, such securities may be sold publicly, provided there shall be available adequate current public information with respect to the issuer. Sales of securities of an affiliate, or a non-affiliate who has owned the stock for less than one (1) year, are limited to one percent of the total outstanding shares of the issuer during the three months preceding the sale. Further, the securities must be sold in brokers' transactions within the meaning of Rule 144. Pursuant to Rule 144(k), such securities held by non-affiliates for more than two (2) years may be sold without reference to the current public information or broker transaction requirements, or the one percent selling limitation. The sale of some or all of the currently restricted Shares of Common Stock could have a material negative impact upon the market price of the Common Stock.

     MARKET FOR COMMON STOCK. There is presently a limited public trading market for the Company's common stock and there is no assurance that a substantial trading market for the common stock will develop after this Offering, or, if developed, that it will be sustained following the Offering. No assurance can be given that the common stock will continue to be listed in the "Pink Sheets" or on the OTC Bulletin Board or that it will obtain a listing on the NASDAQ SmallCap Market. The Offering price of the common stock offered hereby has been determined by the Company does not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value. The market price of the common stock will also be subject to significant fluctuations in response to such factors as, among others, variations in the anticipated or actual results of operations of the Company or other companies in a comparable business, changes in conditions affecting the economy generally, analyst reports, general trends in the industry, and other political of socioeconomic events or factors.

     RISK OF LOW-PRICE STOCK. Since the Company's common stock does not qualify for inclusion in the NASDAQ SmallCap Market or maintain a price of $5.00 or more, it is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of S 1.000,000 or annual incomes exceeding $200.000. or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently. the rule may adversely affect the ability of brokerdealers to sell the Company's securities and may adversely affect the ability of stockholders to sell common stock in the secondary market.

     U.S. Securities and Exchange Commission ("SEC") regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction in a penny stock, unless exempt, the rules require delivery. prior to any transaction in a penny stock of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are eventually included on the NASDAQ

SmallCap Market and have certain price and volume information provided on a current and continuing basis or meet certain public float minimum net tangible assets and revenue criteria. There can be no assurance that the Company's securities wilt qualify for exemption from these restrictions.

     FACTORS RELATED TO THIS OFFERING

     No UNDERWRITING. No one has guaranteed the purchase or sale of any of the Shares offered hereby. The Shares are being offered on a best-efforts basis with no minimum. All subscribed funds will be immediately deposited in the Company's account. There is no assurance that any Shares will be sold . Investors will have no right to withdraw funds placed into such account after their subscriptions.

     No PUBLIC MARKET. No public market exists for the Company's Preferred Stock. It is unlikely that a regular trading market for such securities will develop. The Company plans to obtain additional capital and conduct a public offering of its Common Stock in the relatively near future, which may result in the Company's becoming a "reporting company", and included in 'the NASDAQ SmallCap or other public stock exchange.

     ARBITRARY OFFERING PRICE. The Offering price of the Preferred Stock has been arbitrarily determined by the Company and its advisors based on its current financial needs and bears no material relationship to the book value of the Company, or any other established criterion of value.

     The Company may experience additional financial pressures that will involve risks for the Company that will not be present if all of the Shares are not sold in the Offering. In that event the Company may be forced under certain circumstances. to seek additional capital as required in order to conduct operations and/or marketing activities or will be limited in its rate of growth by the availability of internally generated capital. (See "MANAGEMENT DISCUSSION AND ANALYSIS")

     NO COMMITMENT TO PURCHASE SHARES. No entity. including the Company, has any obligation to purchase any of the Shares offered. Consequently. no assurance can be given that any Shares will be sold. The Shares will be offered on a "best efforts" basis.

     FORWARD-LOOKING STATEMENTS. This Disclosure Statement contains various forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this Disclosure Statement the words "expect", "anticipated", "estimate", and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties, and assumptions. including those identified under RISK FACTORS. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition to the other risk factors set forth above, among the key factors that may have a direct bearing on the Company's results are competitive practices in the plastics injection molding industry, the ability of the Company to meet existing financial obligations in the event OF adverse industry or economic conditions or to obtain additional capital to fund future commitments and expansion, and the impact of current and future laws and governmental regulations affecting the Company's operations.

     POSSIBLE OTHER RISKS. In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by Management. In reviewing the Disclosure Statement, potential investors should keep in mind other possible risks that could be important.

                                   MANAGEMENT

     GENERAL. The following information is provided for each of the executive officers and directors of the Company:

     DAVID WESTFERE has been a Director, President and Chief Executive Officer of the Company since its formation on November 25, 1997. Mr. Westfere also serves as a Director, President and C.E.O. of Diamond Equities, 1nc., the Parent to Precision. From September of 1984 until June of 1987, Mr. Westfere studied electrical engineering at the University of Akron, at Akron, Ohio. In 1988 he joined the Parent company and was initially involved in its pay telephone operations. In 1991 he advanced to the position of General Manager of Operations of the Parent, a post he held until April 1995 when he was named a Director, President and C.E.O. Mr. Westfere was instrumental in forming Precision Plastics Molding, Inc. and spearheaded the Company's acquisition search efforts. It is expected that Mr. Westfere will continue to spearhead the acquisition efforts of the Company as well as overseeing all aspects of the Company regarding growth. Age 32.

     TODD D. CHISHOLM has teen a Director, Secretary/Treasurer and Chief Financial Officer of the Company since June 11, 1998. Mr. Chisholm also serves as a director, Secretary/Treasurer and C.F.O. of Diamond Equities, Inc., the Parent to Precision. From June 1990 until September 1992 he was employed as a staff accountant by Orton & Company, Certified Public Accountants, and from September 1992 until June 1994 he was employed as audit manager by Jones, Jensen, Orton & Company, Certified Public Accountants. From June 1994 to the present Mr. Chisholm has been self-employed as a certified public accountant, initially as a sole practitioner and most recently with the C.P.A. firm of Crouch, Bierwolf & Chisholm. From April 1995 to the present he has also been the Vice-President and Chief Financial Officer of The Solarium, Inc., a privately held tanning salon. Mr. Chisholm received a bachelor of arts degree in business from the University of Utah, Salt Lake City, Utah. He has been a certified public accountant since 1992. Age 36.

     JOHN O. HOFFMAN has been a Director and Chief Operations Officer of the Company since June 15, 1998. Mr. Hoffman's education includes an Associate of Applied Science degree from Boise State University, a Bachelor of Science in Industrial Engineering degree from California State Polytechnic University, as well as a Master of Science in Engineering Management degree from the University of Southern California. While at U.S.C. he was the recipient of a Northrup Graduate Fellowship. From 1985 until late 1994 Mr. Hoffman progressively advanced from technician to engineering to senior and managerial engineering positions with Libby Glass, Northrup and PepsiCo's Taco Bell Corporation. In 1994 he formed Premier Plastics Corporation, a Tempe, Arizona based custom plastic injection molding company. Premier was the first acquisition of Precision Plastics Molding, Inc. Mr. Hoffman brings with him the ability to advise the Company on operations and technical matters pertaining to the plastics business. Age 35.

     All Directors were appointed by Diamond Equities, Inc., the majority shareholder of the Company. The term of office of each director is one year or until his successor is elected and qualified at the annual meeting of the Company. The term of office for each officer of the Company is at the pleasure of the Board of Directors. The Board of Directors presently has no nominating, auditing or compensation committee.

     EXECUTIVE COMPENSATION. The following table sets forth the aggregate executive compensation that will be earned for all services rendered in all capacities to the Company, depending on the sales performance of the Company as shown below:

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                               ANNUAL COMPENSATION

NAME & PRINCIPAL POSITIONS                                          ANNUAL SALES
--------------------------          --------------------------------------------------------------------------------
                                    UP TO $2.5    $2.5 TO $5     $5 TO$7.5    $7.5 TO $10   $10 TO $15    $15 TO $20
                                      MILLION       MILLION       MILLION       MILLION       MILLION       MILLION
                                      -------       -------       -------       -------       -------       -------
David D. Westfere -
Director, President & CEO .......     $40,000       $60,000       $80,000       $100,00      $150,000      $200,000
John O. Hoffman -
Director & C.O.O:................     $65,000       $75,000       $85,000       $95,000

                                   BONUS PLAN

NAME & PRINCIPAL POSITIONS                      EBDIT THRESHOLD      BONUS RATE
--------------------------                      ---------------      ----------

David D. Westfere -
Director, President & CEO ....................      $1,000,000           5%
John O. Hoffman -
Director & C.O.O..............................      $  500,000           5%

     No executive officer of the Company received any compensation exceeding $100,000 for the fiscal year ended June 30, 1997.

     COMPENSATION OF DIRECTORS. Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No amounts have been paid to directors of the Company in such capacity.

     INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS. Section 78-751 of Nevada law expressly authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such persons' conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation. The articles of incorporation expressly provide for indemnification of the directors and officers of the Corporation. In addition, Article VIII of the Bylaws of the Corporation provides for indemnification of the directors, officers, employees, or agents of the Corporation. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Diamond Equities, Inc., which is the majority shareholder and Parent of the Company also employs David D. Westfere as its C.E.O. and President as well as a director of that company. Mr. Westfere is paid a base salary of $38,400 by Diamond.

     The Parent pays $3,000 per month to C&N, Inc., an Arizona corporation, for management services. Mr. Westfere, an officer and director of both the Company and the Parent, is the President of each company. The agreement between the Parent and C&N, Inc. commenced on January 1, 1995 with a term of one year. The term has been renewed each year.

     Diamond  Equities,  Inc.  employs  Todd  D.  Chisholm  as it's  C.F.O.  and
Secretary/Treasurer as well as a director of that company. Mr. Chisholm, performs accounting services for the Parent for which he is paid a flat fee of $920 per month for compilation and payroll services and is paid an hourly fee for any additional work. It is believed that the terms of the arrangement between Mr. Chisholm and the Parent are at least as favorable as terms that could be obtained with a nonaffiliated party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the Common Stock ownership as of July 31, 1998, of (i)each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors; (iii) each of the executive officers; and (iv) directors and executive officers of the Company as a group:

                                                    AMOUNT AND NATURE OF             PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP OF SHARES         AFTER OFFERING (1)(3)(4)
------------------------------------             ---------------------------     ------------------------
                                                 BENEFICIAL          BEFORE
                                                 OWNERSHIP          OFFERING              MAXIMUM
                                                 ---------          --------              -------
Diamond Equities, Inc.
2010 E. University Drive, Suite 3
Tempe, Arizona 85281 ..........................  834,000(1)           83.4%                 83.4%
John O. Hoffman
4237 E. Hazelwood
Phoenix, AZ 85018 .............................  100,000(1)           10.0%                 10.0%
David D. Westfere
105 E. Ellis Drive
Tempe, AZ 85282 ...............................   33,000               3.3%                  3.3%
Todd D. Chisholm
50 West Broadway, Suite 1130
Salt Lake City, UT 84101 ......................      3.3%              3.3%                  3.3%
Directors and Executive Officers as a Group
(3 Persons) ...................................  166,000              16.6%                 16.6%

----------
* Represents less than one percent. The above percentages do not reflect the conversion of Preferred Stock and the potential issuance of Common Stock thereunder and under the Warrants (See "DESCRIPTION OF SECURITIES".)

(l) These Shares are held directly and of record by this entity. Information regarding the security ownership of beneficial owners and management of Diamond Equities, Inc., is provided in its Form 10-KSB Annual Report, a copy of which is available from Diamond Equities, Inc., or from the Public Reference Section of the U.S. Securities and Exchange Commission in its Washington, DC office.

(2)  These Shares of the Company are held directly and of record by Mr. Hoffman.

                              PLAN OF DISTRIBUTION

     The Company is offering up to 1,000 Shares of Preferred Stock to "Accredited Investors," as that term is defined under applicable securities law and regulations, at a price of $1,000 per share on a "best efforts" basis. In connection with this Offering, the Company may utilize the services of Broker-Dealers licensed by the National Association of Securities Dealers, Inc.
(NASD) or other persons who may agree to serve as selling agents or finders ("Selling Agents") with respect to this Offering. To the extent that the Selling Agents sell or act as finders of investors who buy shares of Preferred Stock, they will be entitled to receive a cash sates commission of up to 8% percent of the Offering price of such Shares. The foregoing commissions would be paid only when the Company closes on fully paid subscriptions. This Disclosure Statement will be amended in the event of any agreement with any Selling Agents under different terms than stated herein.

     TERMINATION DATE. The Disclosure Statement will commence on the date of this Disclosure Statement and terminate at 5:00 p.m., Arizona time, on or before December 31, 1998 ("Termination Date"), provided that the Offering may be withdrawn prior to the Termination Date or extended, at the discretion of the Company.

     SUITABILITY STANDARDS. This Offering is only made to persons who are "Accredited Investors" as that term is defined in Rule 501(a) of SEC Regulation D of the Securities Act of 1933 Act.

     Preferred Stock will only be sold to investors who make certain written representations that such investors are "Accredited Investors" as specified below:

     An investor is an "Accredited Investor" only if such investor meets one or more or the following tests:

     (i) the investor is a natural person who has a net worth or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

     (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects income in excess of those levels in the current year;

    (iii) the investor is a director or executive officer of Precision;

     (iv) the investor is either (a) a bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity, (b) any broker or dealer registered pursuant to Section I S of the Securities Exchange Act of 1934, as amended, (c) an insurance company as defined in Section 2(13) of the 1933 Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
          Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under
          Section  301(c) or (d) of the Small  Business  Investment Act of 1958,

          (f) any plan established and maintained by a state, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary which is either a bank, a savings and loan association, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "Accredited Investors";

     (v)  the investor is a private business  development  company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

     (vi) the investor is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

    (vii) the investor is any trust, with total assets in excess of $5,000,000, not formatted for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in section 230.506(b)(2)(ii) of Regulation D promulgated under the 1933 Act; or

   (viii) the investor is any entity in which all of the equity owners are "Accredited Investors".

    In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth, and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for Shares jointly, including members of partnerships formed for the purpose of purchasing Shares, must satisfy the applicable net worth and income standards without regard to other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing Shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

        In addition, Shares will be sold only to Accredited Investors who represent, among other things, that:

     (i) they are acquiring the Shares for their own account, for investment only and not with a view toward the resale or distribution thereof;

     (ii) they do not presently have any reason to anticipate any change in their present financial circumstances or other particular occasion or event which would cause them to seta the Shares;

    (iii) they have adequate means for providing for their current financial needs, and they have no need now and anticipate no need in the future to sell the Shares for which they subscribe;

     (iv) they have such knowledge and experience in financial and business matters that they are capable, either alone or together with one or more advisors, of evaluating the merits and risks of investing in the Shares;

     (v) they acknowledge that they and their advisors have been provided the opportunity to ask questions and receive answers concerning the terms and conditions of this Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in this Disclosure Statement;

     (vi) they are aware that the Shares have not been registered under federal or state law;

    (vii) they are aware that their right to transfer, assign, or otherwise dispose of their Shares is restricted by federal and state laws;

   (viii) they are aware there is no market for the Shares and that no such market may develop, and

     (ix) they satisfy the other representations and warranties contained in the Subscription Agreement.

     The satisfaction of the Suitability Standards referred to above does not necessarily mean that the Shares are a suitable investment for a prospective investor. The Company may make or cause to be made such further inquiry and obtain such additional information as the Company considers appropriate with regard to the suitability of prospective investors. The Company, in its absolute discretion, may reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of Shares for which such investor subscribed. The Company reserves the right to modify or increase the Suitability Standards with respect to certain investors in order to comply with any applicable state or local laws, rules or regulations, or otherwise.

    RESTRICTIONS ON TRANSFER. The Preferred Stock offered hereby is subject to substantial restrictions on transferability under federal law and the provisions of similar state laws regulating securities. The PREFERRED STOCK HAS NOT BEEN registered under federal law, or the laws of any state, in reliance upon certain exemptions from registration. Since the Shares of Preferred Stock are unregistered securities, each investor will be required to hold them for an indefinite period of time. In general, an investor will not be able to sell, transfer, pledge or dispose of the Preferred Stock without first registering such Shares under the 1933 Act and any applicable state securities laws, unless an exemption from registration is available. Moreover, in the event an investor desires to sell or otherwise dispose of his Shares, he will be required to furnish an opinion of counsel that the proposed transfer will not violate the applicable securities laws. Accordingly, an investor must be willing to bear the economic risk of his investment for an indefinite period of tune. (See "RISK FACTORS - Market Overhang".

                                LEGAL PROCEEDINGS

     Neither the Company nor any of its properties is a party to any material pending legal proceedings or government actions (except as set forth below), including any material bankruptcy, receivership, or similar proceedings. Except as set forth below, management of the Company does not believe that there are any material proceedings to which any director, officer or affiliate of the Company, any owner of record of beneficially of more than 5 percent of the Common Stock of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or has a material interest adverse to the Company.

     On March 18, 1998 a complaint was filed for breach of contract with the Eighth Judicial District Court of Clark County, Nevada by Precision's Parent company, Diamond Equities, Inc. This lawsuit is filed in connection with the Parent's sale of its pay-telephone operations. The Parent received a promissory note in the principal sum of $811,250. Monthly payments of $14,000 on the note were to have commenced on February 15, 1997. No payments on the note have been received. The cause of action is an anticipatory breach by the defendant, Tru-Tel Communications, LLC, issuer of a promissory note to Diamond Equities, Inc. The complaint also names as party defendants, the principals of Tru-Tel Communications, LLC. The defendants have responded by issuing counterclaims. The counterclaims allege that the revenues of the Parent reported to Tru-Tel Communications, LLC were purportedly overstated at the time of the asset purchase agreement. The Parent intends to vigorously contest the counterclaims and pursue the original claims against all party defendants. While it is not possible at this time to predict or determine the ultimate financial outcome of the complaint, management does not believe that the Parent will be party to any unfavorable judgments.

                              LEGAL REPRESENTATION

     The validity of the securities being offered hereby has been passed upon for the Company by the law firm of A.F. Schaffer, P.C., 2700 N. Central Avenue, Suite 1500, Phoenix, Arizona 85004. It is anticipated that A.F. Schaffer, P.C., which has represented the Company in connection with this Offering, will represent the Company in the future. Consequently, no investor should consider A.F. Schaffer, P.C., to be his independent counsel on matters concerning the Company or an investment therein.

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                              FINANCIAL STATEMENTS

     The financial statements of the Company included in this Disclosure Statement have been compiled by Crouch, Bierwolf & Chisholm, Certified Public Accountants, Salt Lake City, Utah. The financial statements examined by the Certified Public Accountants have been included in reliance upon their compilation report.

                                   PROJECTIONS

     The Projections contained in the Business Plan were prepared by the management of the Company and have not been independently reviewed or examined. The Projections contain estimates made by Management of the anticipated sales, revenue, and operating expenses in the future. The Projections are based on various assumptions regarding future events, which are subject to change. ACCORDINGLY, SUCH PROJECTIONS SHOULD NOT BE CONSIDERED A PREDICTION OF ANY FUTURE SALES AND / OR PROFITS. It is possible that the Company would not sell its products and that its efforts could result in losses rather than profits. No guarantees or assurances are given or implied in providing the Projections, which should be read in conjunction with the disclosures made in this Disclosure Statement and Business Plan.

                             REPORTS TO SHAREHOLDERS

     The Company intends to furnish its shareholders annual reports including audited consolidated financial statements and such other periodic reports as the Company may determine to be appropriate or as required by law.

                             SUPPLEMENTAL LITERATURE

     In addition to and apart from this Disclosure Statement, Precision will utilize certain supplemental literature in connection with the Offering. Such literature will include a Business Plan dated August 1998, and other material presenting highlights and explaining various features of the Offering and about Precision and its Parent. The offering of Preferred Stock, however, is made only by this Disclosure Statement accompanied by the Business Plan. Since certain information contained in such supplemental literature may vary in certain respects with the information contained in this Disclosure Statement, such materials are not represented to be complete or accurate, and should not alone be considered as the forming basis of a decision to purchase the Shares.

                             ADDITIONAL INFORMATION

     The Executive Officers of the Company will answer any questions raised by qualified offerees or their representatives concerning the terms of this Offering and will provide such persons any additional information which the Company has or cm acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in this Disclosure Statement. All original documents of the Company are kept at the offices of Precision.

     Questions or requests for additional information may be directed to Mr. David Westfere at the Precision Plastics Molding, Inc. principal office, 2010 E. University Drive, Suite # 3, Tempe, Arizona 85281, telephone (602)-921-2760, facsimile 602-921-2731. Requests for additional copies of this Disclosure Statement or assistance in executing Subscription Documents may be directed to the Company.

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                     STATE RESTRICTIONS AND DISCLOSURES FOR
                        UNREGISTERED SECURITIES OFFERINGS

     This Disclosure Statement does not constitute an offer to sell or a solicitation of an offer to buy any of the interests in any state or jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such state or jurisdiction.

     This Offering is subject to a number of state restrictions and disclosures for Offerings of unregistered securities:

     ALASKA RESIDENTS: The securities offered have been registered with the Administrator of Securities of the State of Alaska under provisions of 3 AAC 08.500-3 AAC 08.506. The Investor is advised that the Administrator has made only a cursory review of the Registration Statement and has not reviewed this document since the document is not required to be filed with the Administrator. The fact of registration does not mean that the Administrator has passed in any way upon the merits, recommended, or approved the Securities. Any representations to the contrary is a violation of AS 45.55.170.

     The Investor must rely on the Investor's own examination of the person or entity creating the securities and the terms of the Offering, including the merits and risks involved, in making an investment decision on these securities.

     FLORIDA INVESTORS. The Units referred to herein will be sold to, and acquired by, the holder in a transaction exempt under ss. 517.061 of the Florida Securities Act. The Units have not been registered under said Act in the State of Florida. In addition, all Florida residents shall have the privilege of voiding the purchase within three (3) days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent or within three (3) days after the availability of that privilege is communicated to such purchaser, whichever occurs later.

     GEORGIA INVESTORS. These securities have not been registered under the Securities Act of 1933, as amended, or the securities act of any jurisdiction by reason of specific exemptions thereunder relating to the limited availability of the Offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or applicable state securities law, if such registration is required.

     KANSAS INVESTORS. These securities have not been registered under the Securities Act of 1933, as amended, or the securities act of any jurisdiction by reason of specific exemptions thereunder relating to the limited availability of the Offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or applicable state securities law, if such registration is required.

     MARYLAND INVESTORS. These securities have not been registered under the Securities Act of 1933, as amended, or the Maryland Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Maryland Securities Act, if such registration is required.

     MISSISSIPPI INVESTORS. In making an investment decision, investors must rely on their own examination of the person or entity creating the securities and the terms of the Offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time. .

     MISSOURI INVESTORS. These securities have not been registered under the Securities Act of 1933, as amended, or the securities act of any jurisdiction by reason of specific exemptions thereunder relating to the limited availability of the Offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or applicable state securities law, if such registration is required.

     NEW HAMPSHIRE INVESTORS. Neither the fact that a registration statement or an application for a license has been filed with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state or New Hampshire constitutes a finding by the director of the office of securities regulation that any document filed under RSA 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the director of the office of securities regulation has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

     NEW JERSEY INVESTORS. These securities have not been approved or disapproved by the Bureau of Securities of the State of New Jersey, nor has the Bureau passed on or endorsed the merits of this Offering. The filing of the Offering does not constitute approval of the issue or the sale thereof by the Bureau of Securities. Any representation to the contrary is unlawful.

     NEW YORK INVESTORS. These securities have not been registered under the Securities Sct of 1933, as amended, or the New York Fraudulent Practices
("Martin") Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the New York fraudulent practices ("Martin") Act, if such registration is required.

     This DISCLOSURE STATEMENT has not been filed with or reviewed by the attorney general prior to its issuance and use. The Attorney General of the State of New York has not passed on or endorsed the merits of this Offering. Any representation to the contrary is unlawful.

     Purchase of these securities involves a high degree of risk.

     This DISCLOSURE STATEMENT does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading. It contains a fair summary of the material terms of documents purported to be summarized herein.

     OKLAHOMA INVESTORS. The securities represented by this certificate have not been registered under the Securities Act of 1933 or the Oklahoma Securities Act. The securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the Securities Act of 1933 and/or the Oklahoma Securities Act, or an opinion of counsel satisfactory to the issuer than such registration is not required under such act or acts.

     OREGON INVESTORS. The securities offered have been registered with the Corporation Commissioner of the State Of Oregon under provisions of oar 441-65-060 through 441-65-240. The investor is advised that the commissioner has made only a cursory review of the registration statement and has not reviewed this document since the document is not required to be filed with the commissioner. The investor must rely on the investor's own examination of the trust creating the securities, and the terms of the Offering including the merits and risks involved in making an investment decision on these securities.

     PENNSYLVANIA INVESTORS. Under provisions of the Pennsylvania Securities Act of 1972, each Pennsylvania resident shall have the right to withdraw his acceptance without incurring any liability to the seller, underwriter (if any) or any person, within two (2) business days from the date of receipt by the issuer of his written binding contract of purchase or in the case of a transaction in which there is no written binding contract of purchase, within two business days after he makes the initial payment for the securities being offered.

    Each Pennsylvania resident who subscribes for the securities being offered hereby agrees not to sell these securities for a period of twelve months after the date of purchase. Under provision of the Pennsylvania Securities Act of 1972 (the 1972 Act), each Pennsylvania resident shall have the right to withdraw his acceptance without incurring any liability to the seller, underwriter (if any) or any other person, within two business days from the date of receipt by the issuer of his written binding contract of purchase or in the case of a transaction in which there is no written binding contract of purchase, within two business days after he makes the initial payment for the securities being offered. To accomplish this withdrawal, a subscriber need only send a letter or telegram to the selling agent at the address set forth in the text of the Disclosure Statement, indica;ing his or her intention to withdraw. Such letter or telegram should be sent and postmarked prior to the end of the aforementioned second business day. It is prudent to send such letter by certified mail, return receipt requested, to ensure that it is received and also to evidence the time when it was mailed. If the request is made orally (in person or by telephone, to the selling agent at the number listed in the text of the Disclosure Statement), a written confirmation that the request has been received should be requested.

     SOUTH DAKOTA INVESTORS. These securities are offered for sale in the State of South Dakota pursuant to an exemption from registration under the South Dakota Blue Sky Law, Chapter 47-31a, with the Director of the Division Of Securities of The Department of Commerce and Regulations of the State of South Dakota. The exemption does not constitute a finding that this Disclosure Statement is true, complete, and not misleading; nor has the director of the division of securities passed in any way upon the merits of, recommended, or given approval to these securities. Any representation to the contrary is a criminal offense.